Exhibit 6.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the company treats as private or confidential. Such portions are marked as indicated with [***].

AMENDMENT AGREEMENT NO. 1

THIS AMENDMENT AGREEMENT (this “Agreement”) dated for reference July 13, 2022 is made

BETWEEN:

VIVACELL BIOTECHNOLGY ESPANA, S.L., a limited liability company (Sociedad Limitada) incorporated under the laws of Spain and having an address at Parque Científico, TecnoIógico de Cordoba, Rabanales 21, cl Astrónoma Cecilia Payne, Edificio Centauro, 14014 Cordoba, Spain

(the “Vendor”);

AND:

EMERALD HEALTH PHARMACEUTICALS INC., a corporation incorporated under the laws of Delaware with an office at 5910 Pacific Center Blvd, Ste 320, San Diego, California

(the “Purchaser”);

WHEREAS the Vendor and the Purchaser entered into an intellectual property transfer agreement (the “IP Agreement”) dated for reference June 13, 2017 and now wish to amend the IP Agreement on the terms set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set out, the parties hereto agree as follows:

1. AMENDMENT

1.1 Section 2.2 (c)

Section 2.2 (c) of the IP Agreement is hereby deleted and replaced with:

“(c) the sum of €[***]within ten Business Days of the commencement of enrollment of a Phase II Trial for each Product and application and the sum of €[***]within ten Business Days of the initial release of data from a Phase II Trial for each Product and application; and”.

1.2 Full Force

Save and except as amended herein, the Loan Agreement remains in full force and effect in accordance with its original terms and conditions.

1.3 Time

Time is of the essence of this Agreement.

1.4 Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

The Purchaser and the Vendor have executed and delivered this Agreement as of the date set out above.

[Signature page follows]

VIVACELL BIOTECHNOLGY ESPANA, S.L.,

By:	/s/ Ana Hidalgo
Authorized Signatory

EMERALD HEALTH PHARMACEUTICAL INC.

By:	/s/ Jim Heppel
Authorized Signatory

3